CoreSite Reports Third Quarter 2021 Financial Results

– Delivered Strong Q3 Financial Results, Including 6.4% Revenue Growth Year Over Year –

DENVER, CO – October 28, 2021 – CoreSite Realty Corporation (NYSE:COR) (“the Company”), a premier provider of secure, reliable, high-uptime data center campuses with high-performance cloud access and interconnection solutions across the U.S., today announced financial results for the quarter ended September 30, 2021.

Q3 2021 Quarterly Highlights

o	Key Financial Results –
o	Grew operating revenues to $163.9 million, an increase of 6.4% year over year and 1.1% sequentially
o	Delivered net income of $0.50 per common diluted share, consistent year over year and a decrease of $0.09 sequentially
o	Grew adjusted EBITDA to $85.7 million, an increase of 5.2% year over year and a decrease of 2.0% sequentially
o	Generated FFO of $1.39 per diluted share and unit, an increase of $0.06, or 4.5% year over year, and a decrease of $0.03, or 2.1% sequentially
o	Paid a dividend of $1.27 per share for the third quarter on October 15th, consistent with the prior quarter
o	Lease Commencements –
o	Commenced 122 new and expansion leases for 29,308 net rentable square feet (“NRSF”), representing $7.1 million of annualized GAAP rent, for an average rate of $242 per NRSF
o	LA3 Phase 1 was 93% leased and moved into the stabilized data center portfolio less than 12 months after being placed into service
o	Leasing Activity –
o	Signed 122 new and expansion leases for $7.2 million of annualized GAAP rent during the third quarter, and signed a large scale lease for $1.7 million of annualized GAAP rent at SV7 on October 7th, representing total leasing activity of $8.9 million of annualized GAAP rent
o	This $8.9 million of annualized GAAP rent reflects 62,098 NRSF for an average rate of $143 per NRSF and includes leases signed at SV7 for $2.9 million of annualized GAAP rent
o	Renewed 296 leases for 118,887 NRSF and $18.7 million of annualized GAAP rent, for an average rate of $157 per NRSF
o	Renewed leases reflected an increase of 2.0% in cash rent and 5.7% in GAAP rent, and we reported churn of 2.5%

“Demand trends continue to be positive for low-latency, high-performance, hybrid-cloud IT solutions across our markets,” said Paul Szurek, CoreSite’s President and Chief Executive Officer. “Our excellent team continues to build on and strengthen the diverse customer ecosystems in each of our eight markets and our connectivity products to facilitate digital transformation. Our purpose-built, power efficient and scalable data center campuses enable the interoperability required for multi and hybrid-cloud solutions the current and future needs of enterprises, networks and cloud providers.”

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Sales Activity

CoreSite signed new and expansion leases of $7.2 million in annualized GAAP rent during the third quarter, and signed a large scale lease for $1.7 million of annualized GAAP rent at SV7 on October 7th, representing total leasing activity of $8.9 million of annualized GAAP rent.

“We are encouraged by our continuing strong attraction of retail and small scale leases, which are fundamental to our go-to-market strategy,” said Steve Smith, CoreSite’s Chief Revenue Officer. “We are focused on continual generation of profitable organic growth, attracting high-quality new logos, and creating incremental value to our customers and shareholders through the lease-up of our available capacity within our portfolio.”

Including the $1.7 million of annualized GAAP rent for the scale lease signed on October 7th, CoreSite had annualized GAAP backlog of $9.9 million, or $17.2 million on a cash basis, for leases signed but not yet commenced. The difference between GAAP and cash backlog is primarily driven by a handful of scale leases with power ramps during the early portion of their lease terms.

Other Financial Results

CoreSite’s $163.9 million of operating revenues for the third quarter, included $138.1 million of rental, power and related revenue, reflecting 6.0% year over year growth, $23.0 million of interconnection revenue, reflecting 8.7% year over year growth, and $2.8 million of office, light-industrial and other revenue. Net income was $24.1 million for the quarter, or $0.50 attributable to each common diluted share.

Development Activity

CoreSite continues to develop new capacity as needed to meet market demand.

o	The LA3 Phase 2 development project, comprised of 54,000 NRSF and 6 megawatts (“MW”), was completed in October. As of September 30, 2021, LA3 Phase 2 was approximately 8% leased.
o	NY2 Phase 4A, comprised of 35,000 NRSF and 4 MWs, is under construction and is on track for its estimated completion in the first quarter of 2022.

CoreSite’s ongoing data center development and operational position includes –

o	the ability to increase its occupied footprint of purpose-built data centers, both owned and leased, by approximately 2.0 million NRSF, or about 84.0%, including space unoccupied, under construction, pre-construction design and permitting or held for development, and
o	owning (versus leasing) 93.1% of its current and developable 4.3 million data center NRSF, supporting operational control, expansion and long-term expense management.

Balance Sheet and Liquidity

The Company’s balance sheet reflects a ratio of net principal debt to second quarter annualized adjusted EBITDA of 5.2 times, or 5.1 times including GAAP backlog. As of the end of the third quarter, CoreSite had approximately $235.4 million of current liquidity, including $3.4 million of cash and $231.9 million of available capacity on its revolving credit facility.

Updated 2021 Guidance

CoreSite updated its 2021 guidance related to total capital expenditures to its new guidance range of $140 million to $150 million from its previous range of $185 million to $225 million. CoreSite’s full 2021 guidance can be found in the Company’s third quarter 2021 Supplemental Earnings Information on page 21.

© 2021, CoreSite, L.L.C. All Rights Reserved
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Conference Call Details

CoreSite will host its third quarter 2021 earnings call on Thursday, October 28, 2021, at 12:00 p.m. (Eastern Time). The call will be accessible by dialing 1-877-407-3982 (domestic) or 1-201-493-6780 (international).

A replay will be available after the call until November 4, 2021, and can be accessed dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international). The passcode for the replay is 13723625.

The quarterly conference call also will be offered as a simultaneous webcast, accessible by visiting CoreSite.com and clicking on the “Investors” link. An on-line replay will be available for a limited time immediately following the call.

Concurrently with issuing its financial results, the Company will post its third quarter 2021 Supplemental Information on its website at CoreSite.com, under the “Investors” link.

Upcoming Conferences and Events

CoreSite’s management will participate in the Nareit REITworld Virtual Conference on November 9th.

About CoreSite

CoreSite Realty Corporation (NYSE:COR) delivers secure, reliable, high-uptime data center campuses with high-performance cloud access and interconnection solutions to a growing customer ecosystem across eight key North American markets. More than 1,370 of the world’s leading enterprises, network operators, cloud providers, and supporting service providers choose CoreSite to connect, protect and optimize their performance-sensitive data, applications and computing workloads. Our scalable, flexible solutions and 480+ dedicated employees consistently deliver unmatched data center options — all of which leads to a best-in-class customer experience and lasting relationships. For more information, visit www.CoreSite.com.

CoreSite Contact

Kate Ruppe

Investor Relations Manager

303-222-7369
InvestorRelations@CoreSite.com

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Forward Looking Statements

This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the Company’s data centers in certain markets and any adverse developments in local economic conditions or the level of supply of or demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition, including indirect competition from cloud service providers; failure to obtain necessary outside financing; the ability to service existing debt; the failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates;  the effects on our business operations, demand for our services and general economic conditions resulting from the spread of the novel coronavirus (“COVID-19”) in our markets, as well as orders, directives and legislative action by local, state and federal governments in response to such spread of COVID-19; and other factors affecting the real estate industry generally. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in its most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

Use of Funds From Operations (“FFO”)

FFO is a supplemental measure of CoreSite’s performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance. The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“Nareit”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and undepreciated land and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

CoreSite’s management uses FFO as a supplemental performance measure because, by excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

CoreSite offers this measure because it recognizes that investors use FFO as a basis to compare its operating performance with that of other REITs. However, the utility of FFO as a measure of the Company’s performance is limited because FFO excludes depreciation and amortization and captures neither the changes in the value of its properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of its properties, all of which have real economic effect and could materially impact the Company’s financial condition and results from operations. FFO

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is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to pay dividends or make distributions. In addition, CoreSite’s calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from the Company. Investors in CoreSite’s securities should not rely on these measures as a substitute for any GAAP measure, including net income.

Use of Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”)

EBITDAre is calculated in accordance with the standards established by the National Association of Real Estate Investment Trusts (“Nareit”). EBITDAre is defined as earnings before interest, taxes, depreciation and amortization, gains or losses from the sale of depreciated property, and impairment of depreciated property. CoreSite calculates adjusted EBITDA by adding its non-cash compensation expense, transaction costs from unsuccessful deals and business combinations and litigation expense to EBITDAre as well as adjusting for the impact of other impairment charges, gains or losses from sales of undepreciated land and gains or losses on early extinguishment of debt. In Q2 2021, we excluded from adjusted EBITDA a one-time, non-cash benefit of $3.1 million as a result of the release of a tax liability during the quarter that is no longer expected to be incurred.

Management uses EBITDAre and adjusted EBITDA as indicators of the Company’s ability to incur and service debt. In addition, CoreSite considers EBITDAre and adjusted EBITDA to be appropriate supplemental measures of its performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDAre and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of the Company’s business, their utilization as a cash flow measurement is limited.

© 2021, CoreSite, L.L.C. All Rights Reserved
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Consolidated Balance Sheets

(in thousands, except per share data)

	September 30,	December 31,
	2021	2020
Assets:
Investments in real estate:
Land	$109,400	$104,734
Buildings and improvements	2,315,125	2,273,536
	2,424,525	2,378,270
Less: Accumulated depreciation and amortization	(986,095)	(867,975)
Net investment in operating properties	1,438,430	1,510,295
Construction in progress	375,168	319,411
Net investments in real estate	1,813,598	1,829,706
Operating lease right-of-use assets, net	172,439	173,928
Cash and cash equivalents	3,406	5,543
Accounts and other receivables, net	26,825	20,849
Lease intangibles, net	1,159	2,507
Goodwill	40,646	40,646
Other assets, net	108,922	103,094
Total assets	$2,166,995	$2,176,273

Liabilities and equity:
Liabilities
Debt, net	$1,781,039	$1,715,911
Operating lease liabilities	189,581	189,404
Accounts payable and accrued expenses	89,902	79,140
Accrued dividends and distributions	65,772	63,878
Acquired below-market lease contracts, net	2,164	2,313
Unearned revenue, prepaid rent and other liabilities	48,342	53,149
Total liabilities	2,176,800	2,103,795

Stockholders' equity (deficit)
Common stock, par value $0.01	436	422
Additional paid-in capital	570,746	555,595
Accumulated other comprehensive loss	(12,261)	(20,526)
Distributions in excess of net income	(567,771)	(471,910)
Total stockholders' equity (deficit)	(8,850)	63,581
Noncontrolling interests	(955)	8,897
Total equity (deficit)	(9,805)	72,478
Total liabilities and equity	$2,166,995	$2,176,273

© 2021, CoreSite, L.L.C. All Rights Reserved
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Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Operating revenues:
Data center revenue:(1)
Rental, power, and related revenue	$138,095	$136,793	$130,300	$407,864	$381,913
Interconnection revenue	22,994	22,606	21,144	67,760	62,126
Total data center revenue	161,089	159,399	151,444	475,624	444,039
Office, light-industrial and other revenue	2,769	2,725	2,537	8,000	7,847
Total operating revenues	163,858	162,124	153,981	483,624	451,886

Operating expenses:
Property operating and maintenance	49,940	45,964	44,986	138,536	126,206
Real estate taxes and insurance	5,184	7,006	5,989	18,925	17,778
Depreciation and amortization	45,072	45,367	41,759	135,067	124,529
Sales and marketing	6,186	5,804	5,901	17,852	17,882
General and administrative	12,167	11,781	10,854	35,465	33,724
Rent	9,292	8,839	8,966	27,352	26,360
Total operating expenses	127,841	124,761	118,455	373,197	346,479
Operating income	36,017	37,363	35,526	110,427	105,407
Other income	—	3,098	—	3,098	—
Interest expense	(11,894)	(11,982)	(11,384)	(35,999)	(33,153)
Income before income taxes	24,123	28,479	24,142	77,526	72,254
Income tax expense	(5)	(4)	(10)	(18)	(46)
Net income	24,118	28,475	24,132	77,508	72,208
Net income attributable to noncontrolling interests	2,339	3,226	3,000	8,612	12,557
Net income attributable to common shares	$21,779	$25,249	$21,132	$68,896	$59,651

Net income per share attributable to common shares:
Basic	$0.50	$0.59	$0.50	$1.60	$1.50
Diluted	$0.50	$0.59	$0.50	$1.60	$1.49

Weighted average common shares outstanding:
Basic	43,712	42,786	42,235	42,963	39,823
Diluted	43,907	42,939	42,404	43,166	39,996

(1)	Below is a breakout of our contractual data center rental, power, and tenant reimbursements and other revenue:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Rental revenue	$87,596	$86,960	$82,943	$259,763	$245,441
Power revenue	48,678	47,014	43,112	140,052	126,292
Tenant reimbursement and other	1,821	2,819	4,245	8,049	10,180
Rental, power, and related revenue	$138,095	$136,793	$130,300	$407,864	$381,913

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Reconciliations of Net Income to FFO

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Net income	$24,118	$28,475	$24,132	$77,508	$72,208
Real estate depreciation and amortization	43,349	43,636	40,136	129,874	119,713
FFO available to common shareholders and OP unit holders	$67,467	$72,111	$64,268	$207,382	$191,921
Other income adjustment(1)	—	(3,098)	—	(3,098)	—
FFO available to common shareholders and OP unit holders, as adjusted(1)	$67,467	$69,013	$64,268	$204,284	$191,921

Weighted average common shares outstanding - diluted	43,907	42,939	42,404	43,166	39,996
Weighted average OP units outstanding - diluted	4,740	5,664	6,030	5,444	8,392
Total weighted average shares and units outstanding - diluted	48,647	48,603	48,434	48,610	48,388

FFO per common share and OP unit - diluted	$1.39	$1.48	$1.33	$4.27	$3.97

FFO per common share and OP unit - diluted, as adjusted(1)	$1.39	$1.42	$1.33	$4.20	$3.97

(1)	FFO available to shares and units, as adjusted, excludes a one-time benefit of $3.1 million, or $0.06 per share and unit, as a result of the release of a tax liability during the second quarter that is no longer expected to be incurred.

Reconciliations of Net Income to EBITDAre and Adjusted EBITDA:

(in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Net income	$24,118	$28,475	$24,132	$77,508	$72,208
Adjustments:
Interest expense	11,894	11,982	11,384	35,999	33,153
Income taxes	5	4	10	18	46
Depreciation and amortization	45,072	45,367	41,759	135,067	124,529
EBITDAre	$81,089	$85,828	$77,285	$248,592	$229,936
Non-cash compensation	4,563	4,680	4,156	13,636	11,810
Transaction costs / litigation	—	—	—	3	—
Other income adjustment	—	(3,098)	—	(3,098)	—
Adjusted EBITDA	$85,652	$87,410	$81,441	$259,133	$241,746

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